EXHIBIT 16.1
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COMISKEY & COMPANY
789 Sherman Street, Suite 440
Denver CO 80203
Phone: (303)-830-2255
Fax: (303)-830-0876

October 7, 2004

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.
USA 20549

Dear Sir and/or Madam:

We have read the statements that we understand Sunrise USA, Inc. will include under Item 4 of the Form 8-K it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.


Yours truly,

/s/ Comiskey & Company

COMISKEY & COMPANY
Professional Corporation

cc:  Sunrise USA, Inc.